EXHIBIT 23.2


                                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of CoreComm Limited for the registration of 5,625,000 shares of its Common Stock (including Series A Junior Participating Preferred Stock Purchase Rights) pertaining to the CoreComm Limited 1999 Stock Option Plan, of our report dated February 26, 1999, with respect to the consolidated financial statements of OCOM Corporation Telecoms Division, included in the Registration Statement (Form S-3 No. 333-90113) filed with the Securities and Exchange Commission.

                                               Ernst & Young LLP

New York, New York
February 3, 2000